UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2000

EXELIXIS, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	0-30235	04-3257395
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

170 Harbor Way
P.O. Box 511
South San Francisco, California    94083
(Address of Principal Executive Offices, including Zip Code)

(650) 837-7000
(Registrant's Telephone Number, including Area Code)

Item 5. Other Events

On November 8, 2000, Exelixis, Inc. (the "Company") announced its third quarter results. For the third quarter, the Company reported a net loss of approximately $5.5 million, or $0.13 per share, excluding deferred stock compensation, compared to approximately $4.0 million, or $0.89 per share, excluding deferred compensation, in the third quarter of 1999. At September 30, 2000, cash, cash equivalents and short-term investments totaled approximately $118.9 million. The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this report as if fully set forth herein.

Item 7. Exhibits

  Exhibit 99.1 Press release dated November 8, 2000

  SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

  Dated: November 9, 2000

Exelixis, Inc.

/s/ Glen Y. Sato

Glen Y. Sato
Chief Financial Officer, Vice President of Legal Affairs and Secretary
(Principal Financial and Accounting Officer)